                                  SCHEDULE 14A

                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          OUTSOURCE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                         (Outsource International Logo)
                         1144 East Newport Center Drive
                         Deerfield Beach, Florida 33442

                                                                  April 26, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Outsource International, Inc., which will be held on Thursday, May 18, 2000, at 10:00 a.m., local time, at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida.

     The Notice of Annual Meeting and Proxy Statement on the following pages contain information concerning the business to be considered at the Annual Meeting. Please give these proxy materials your careful attention. It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, and return the accompanying proxy card in the enclosed envelope in order to make sure your shares will be represented at the Annual Meeting. Shareholders who attend the Annual Meeting will have the opportunity to vote in person.

     Please note that attendance at the Annual Meeting will be limited to Shareholders of the Company as of the record date (or their authorized representatives) and to guests of the Company. If your shares are registered in your name and you plan to attend the Annual Meeting, please mark the appropriate box on the enclosed proxy card and you will be pre-registered for the meeting (if your shares are held of record by a broker, bank or other nominee and you plan to attend the meeting, you must also pre-register by returning the registration card forwarded to you by your bank or broker).

     The continuing interest of the Shareholders in the business of the Company is gratefully acknowledged. We hope to see you at the meeting.

                                          Sincerely,

                                          /s/ Garry E. Meier

                                          Garry E. Meier
                                          Chairman of the Board, President and
                                          CEO

                         OUTSOURCE INTERNATIONAL, INC.
                         1144 EAST NEWPORT CENTER DRIVE
                         DEERFIELD BEACH, FLORIDA 33442

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 18, 2000
                             ---------------------

     The Annual Meeting of Shareholders (the "Annual Meeting") of Outsource International, Inc., a Florida corporation (the "Company"), will be held on Thursday, May 18, 2000, at 10:00 a.m., local time, at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida, for the following purposes:

          1. To elect two Class III Directors to serve for a term of three years or until their respective successors are duly elected and qualified;

          2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending April 1, 2001; and

          3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. A list of the Shareholders entitled to vote at the Annual Meeting may be examined by any Shareholder at the Company's corporate offices at 1144 East Newport Center Drive, Deerfield Beach, Florida 33442. Please note that effective May 1, 2000, the Company's corporate headquarters will be located at 1690 South Congress Avenue, Suite 210, Delray Beach, Florida 33445.

     The Board of Directors of the Company solicits the enclosed proxy. Reference is made to the accompanying Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

     The Board of Directors requests that you complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. The return of the enclosed proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ Joseph C. Wasch

                                          Joseph C. Wasch
                                          Vice President and Secretary

Deerfield Beach, Florida
April 26, 2000

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY.

                         OUTSOURCE INTERNATIONAL, INC.
                         1144 EAST NEWPORT CENTER DRIVE
                         DEERFIELD BEACH, FLORIDA 33442

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Outsource International, Inc., a Florida corporation ("Outsource" or the "Company"), for use at the Company's 2000 Annual Meeting of Shareholders (together with any and all adjournments and postponements thereof, the "Annual Meeting") to be held on Thursday, May 18, 2000, at 10:00 a.m., local time, at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement, together with the foregoing Notice and the enclosed proxy card, are being sent to Shareholders on or about April 26, 2000.

     The Board of Directors has fixed the close of business on March 24, 2000 as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 8,657,913 shares of common stock of the Company, par value $.001 per share ("Common Stock"), outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. Shares can be voted at the Annual Meeting only if the Shareholder is present in person or is represented by proxy.

     If the enclosed proxy card is properly executed and received by the Company prior to the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, shares represented by executed proxies will be voted as recommended by the Board of Directors. The Board of Directors recommends a vote FOR the election of directors and the other proposals described in this Proxy Statement. The Board of Directors knows of no matters which are to be brought before the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Shareholders. If any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card, or their duly appointed substitutes acting at the Annual Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

     Any proxy may be revoked at any time prior to its exercise by attending the Annual Meeting and voting in person, by notifying the Secretary of the Company of such revocation in writing or by delivering a duly executed proxy bearing a later date, provided that such notice or proxy is actually received by the Company prior to the Annual Meeting.

     The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes will be counted as shares present at the Annual Meeting for purposes of determining the presence of a quorum. A plurality of the votes cast by holders of the Common Stock will be required for the election of Directors. Abstentions and broker non-votes as to the election of Directors will not affect the election of the candidates receiving a plurality of votes. The affirmative vote of at least a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting will be required to approve the other proposals to be considered at the Annual Meeting. Abstentions as to these proposals will have the same effect as votes AGAINST such proposals, and broker non-votes as to these proposals will not be included in calculating the number of votes necessary for approval of such proposals.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 31, 2000, information regarding the beneficial ownership of the Company's Common Stock by: (i) each Director of the Company; (ii) each of the Company's executive officers named in the summary compensation table; (iii) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock; and (iv) all Directors and executive officers as a group.

                                                                 TOTAL SHARES      PERCENT BENEFICIALLY
NAME/ADDRESS(1)                                               BENEFICIALLY OWNED          OWNED
---------------                                               ------------------   --------------------
Garry E. Meier..............................................      4,403,266(2)             50.9
Jay D. Seid.................................................      4,013,084(3)             46.4
Alan E. Schubert............................................      1,850,443(4)             21.4
Triumph-Connecticut Ltd.(5).................................        961,471(6)             11.1
Lawrence H. Schubert........................................        820,240(7)              9.5
Nadya I. Schubert...........................................        820,240(8)              9.5
Bachow Investment Partners III, L.P.(9).....................        717,942(10)             8.3
Estate of Louis A. Morelli..................................        616,675(11)             7.1
Paul M. Burrell.............................................        660,341(12)             7.6
Susan Burrell...............................................        463,641(13)             5.4
Scott R. Francis............................................        224,800(14)             2.6
Michael S. Fawcett..........................................              0(15)               *
David S. Hershberg..........................................         16,118(16)               *
Lawrence Chimerine, Ph.D....................................         20,568(17)               *
All Directors and executive officers as a group
  (11 persons)..................................................      5,440,472

---------------

   * Less than 1%
 (1) Unless otherwise noted, the business address for all Directors, officers and 5% Shareholders listed above is 1144 East Newport Center Drive, Deerfield Beach, Florida 33442. Effective May 1, 2000, the business address for such persons and entities will be 1690 South Congress Avenue, Suite 210, Delray Beach, Florida 33445. The address of Mr. Fawcett is Triumph Capital Group, Inc., 251 Royal Palm Way, Suite 303, Palm Beach, Florida 33480. The address of Mr. Seid is Bachow & Associates, Inc., 3 Bala Plaza East, Fifth Floor, Bala Cynwyd, Pennsylvania 19004. The address of Mr. Hershberg is IBM Corporation, New Orchard Road, Mail Drop 301, Armonk, New York 10504. The address for Dr. Chimerine is Economic Strategy Institute, 1401 H Street N.W., Suite 760, Washington, DC 20005.
 (2) Mr. Meier shares voting and investment power with respect to 4,003,266 shares held of record by Messrs. Meier and Seid as Trustees under a voting trust agreement dated as of February 21, 1997 (the "Voting Trust") (See "Proposal No. 1 -- Election of Directors"). Includes currently exercisable options to purchase 400,000 shares.
 (3) Mr. Seid shares voting and investment power with respect to 4,003,266 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust (See "Proposal No. 1 -- Election of Directors"). Includes currently exercisable options to purchase 9,818 shares. Does not include 199,000 shares, plus immediately exercisable warrants to purchase 518,942 shares, held of record by Bachow Investment Partners III, L.P., of which Mr. Seid is a limited partner of the general partner (Bala Equity Partners, L.P.) of Bachow Investment Partners III, L.P., and as to which shares and warrants Mr. Seid disclaims beneficial ownership.
 (4) Mr. Alan Schubert shares investment power, but has no voting power, over the following: (a) 1,327,438 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Alan E. Schubert; (b) 323,003 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Alan E. Schubert and Matthew B. Schubert as Trustees of the Jason Schubert Outsource Trust; and (c) 200,002 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Alan E. Schubert and Jason Schubert as Trustees of the Matthew Schubert Outsource Trust.
 (5) An affiliate of Triumph Capital Group, Inc. Mr. Fawcett is a general partner of the general partner (Triumph-Connecticut Advisors, L.P.) of Triumph-Connecticut Ltd., a Limited Partnership.
 (6) Represents 301,000 shares held of record and immediately exercisable warrants to purchase 660,471 shares.

 (7) Mr. Lawrence H. Schubert shares investment power, but has no voting power, over the following: (a) 286,357 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Lawrence H. Schubert as Trustee of the Lawrence H. Schubert Revocable Trust; (b) 376,632 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Nadya I. Schubert, Mr. Schubert's wife, as Trustee of the Nadya I. Schubert Revocable Trust; (c) 32,500 shares held of record by Messrs. Meier and Seid as Trustees for Lawrence H. Schubert, Trustee of the Nadya I. Schubert GRAT-1997, under a trust agreement dated May 16, 1997; (d) 59,751 shares held of record by Nadya I. Schubert and Robert A. Lefcort as co-trustees of the Robert A. Lefcort Irrevocable Trust; (e) 32,500 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Lawrence
     H. Schubert as Trustee of the Rachel Schubert Trust; and (f) 32,500 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Lawrence H. Schubert as Trustee of the Adam Pugh Trust.
 (8) Mrs. Nadya Schubert shares investment power, but has no voting power, over the following: (a) 376,632 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Nadya I. Schubert as Trustee of the Nadya I. Schubert Revocable Trust; (b) 286,357 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Lawrence H. Schubert, Mrs. Schubert's husband, as Trustee of the Lawrence H. Schubert Revocable Trust; (c) 32,500 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Lawrence H. Schubert, Trustee of the Nadya I. Schubert GRAT-1997, under a trust agreement dated May 16, 1997;
     (d) 59,751 shares held of record by Nadya I. Schubert and Robert A. Lefcort as co-trustees of the Robert A. Lefcort Irrevocable Trust; (e) 32,500 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Lawrence H. Schubert as Trustee of the Rachel Schubert Trust; and (f) 32,500 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Lawrence H. Schubert as Trustee of the Adam Pugh Trust.
 (9) An affiliate of Bachow & Associates, Inc. Mr. Seid is a limited partner of the general partner (Bala Equity Partners, L.P.) of Bachow Investment Partners III, L.P.
(10) Represents 199,000 shares held of record and immediately exercisable warrants to purchase 518,942 shares.
(11) The Estate of Louis A. Morelli shares investment power, but has no voting power, over the following: (a) 500,221 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Louis A. Morelli; (b) 56,230 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Louis A. Morelli as Trustee of the Louis J. Morelli S-Stock Trust and immediately exercisable warrants to purchase 1,845 shares held by the Louis J. Morelli S-Stock Trust; and (c) 56,516 shares held of record by Messrs. Meier and Seid as Trustees under the Voting Trust for Louis A. Morelli as Trustee of the Margaret Ann Janisch S-Stock Trust and immediately exercisable warrants to purchase 1,863 shares held by the Margaret Ann Janisch S-Stock Trust.
(12) Mr. Burrell shares voting and investment power with respect to 463,641 shares held of record by Mr. Burrell and his wife Susan Burrell, individually, and as tenants by the entirety. Includes currently exercisable options to purchase 196,700 shares. The table above does not include 98,437 shares held of record by Scott T. Burrell as Trustee of the Paul and Susan Burrell Family Trust.
(13) Mrs. Burrell shares voting and investment power with respect to 463,641 shares held of record by Mrs. Burrell and her husband Paul Burrell, individually, and as tenants by the entirety. The table does not include 98,437 shares held of record by Scott T. Burrell as Trustee of the Paul and Susan Burrell Family Trust.
(14) Includes currently exercisable options to purchase 175,000 shares.
(15) Does not include 301,000 shares, plus immediately exercisable warrants to purchase 660,471 shares, held of record by Triumph-Connecticut Ltd., a Limited Partnership, of which Mr. Fawcett is a general partner of the general partner (Triumph-Connecticut Advisors, L.P.) of Triumph-Connecticut Ltd., a Limited Partnership, and as to which shares and warrants Mr. Fawcett disclaims beneficial ownership.
(16) Includes currently exercisable options to purchase 12,818 shares.
(17) Includes currently exercisable options to purchase 9,818 shares.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the Company's Directors and executive officers:

NAME                                        AGE  POSITION WITH COMPANY
----                                        ---  ---------------------
Garry E. Meier............................   47  Chairman of the Board of Directors, President and
                                                   Chief Executive Officer
Scott R. Francis..........................   42  Vice President, Chief Financial Officer and Director
Glenn E. Enriquez.........................   52  Vice President and Chief Information Officer
Joseph C. Wasch...........................   56  Vice President, General Counsel and Secretary
Carolyn H. Noonan.........................   34  Vice President, Controller and Assistant Secretary
Jon H. Peterson...........................   53  Vice President and Treasurer
Dr. Lawrence Chimerine....................   59  Director
Michael S. Fawcett........................   55  Director
David S. Hershberg........................   58  Director
Jay D. Seid...............................   39  Director

     GARRY E. MEIER's biography is included under the heading "Proposal No. 1:
Election of Directors."

     SCOTT R. FRANCIS has been Vice President, Chief Financial Officer and Director of the Company since March 2000 and was Chief Financial Officer, Treasurer and Director from May 1998 to March 2000. Previously, Mr. Francis served for fifteen years in various capacities with Ryder System, Inc., most recently as Vice President and Chief Financial Officer of Ryder's automotive carrier division. He was a member of the Audit Committee in 1999.

     GLENN E. ENRIQUEZ has been a Vice President of the Company since March 2000 and Chief Information Officer since October 1998. Previously, from February 1995 to October 1998, Mr. Enriquez was the Director of Application Development for the Company. Prior to that, Mr. Enriquez was President of Medical Statistical Research, Inc. from 1991 to 1995.

     JOSEPH C. WASCH has been Vice President, General Counsel and Secretary of the Company since March 2000 and was Associate General Counsel of the Company from July 1998 to March 2000. Prior to that, Mr. Wasch was General Counsel to Rx Medical Services Corp. from 1993 to 1998.

     CAROLYN H. NOONAN has been Vice President, Controller and Assistant Secretary of the Company since March 2000. Prior to that, Ms. Noonan was Vice President and Controller of the Company since August of 1999. Previously, Ms. Noonan was Controller to Milgo Solutions, Inc, (f/k/a RACAL-DATACOM) from 1997 to 1999 and Director of Finance of First Data Merchant Services (f/k/a NaBANCO) from 1994 to 1997.

     JON H. PETERSON has been Vice President and Treasurer of the Company since February 2000. Prior to that, Mr. Peterson served in various capacities, including Vice President -- Finance and Administration, to COTT Beverages from 1995 to 2000 and in various capacities for Pepsico, Inc. from 1989 to 1995.

     DR. LAWRENCE CHIMERINE's biography is included under the heading "Proposal No. 1: Election of Directors."

     MICHAEL S. FAWCETT has been a Director of the Company since April of 2000. Mr. Fawcett has been a Managing Director of Triumph Capital Group, Inc. since 1998 and, prior to that position, was a Principal Partner in Dorman & Fawcett from 1991 to 1998. He is currently a director of the following private companies: Paragon Acceptance Corp., Omni Facility Resources, Inc., Tutor Time Learning Systems, Inc. and Uniscribe Professional Services, Inc.

     DAVID S. HERSHBERG has been a Director of the Company since October 1997. Mr. Hershberg is Vice President and Assistant General Counsel of the IBM Corporation. Prior to joining IBM in October 1995, Mr. Hershberg was Executive Vice President and director of Viatel, Inc., an international long-distance telephone company, with responsibility for legal, administrative and certain financial matters. Mr. Hershberg is an advisory director of Bank Julius Baer, New York branch, a Swiss private bank. He is a member of the Compensation Committee, the Audit Committee and the Nominating Committee.

     JAY D. SEID has been a Director of the Company since March 1999. Since September 1997, Mr. Seid has been a Managing Director of Bachow & Associates, Inc., an investment firm based in Bala Cynwyd, Pennsylvania. Previously, he was a Vice President of Bachow & Associates, Inc. Prior to joining Bachow & Associates, Inc. in December 1992, Mr. Seid was President and General Counsel to Judicate, Inc., and before that, he was an attorney at the law firm of Wolf, Block, Schorr and Solis-Cohen in Philadelphia, Pennsylvania. Mr. Seid is Chairman of the Board of Vista Information Solutions, Inc. and is a member of the board of directors of Berger Holdings, Ltd. He is a member of the Compensation Committee, the Audit Committee and the Nominating Committee.

     The Board of Directors consists of seven members. Messrs. Francis and Hershberg are Class I directors, Messrs. Seid and Fawcett are Class II directors, and Messrs. Meier, Chimerine and Burrell are Class III directors. The terms of the Class I directors expire in 2001, the terms of the Class II directors expire in 2002, and the terms of the Class III directors expire in 2000. Mr. Burrell, a Class III director, has not been nominated for re-election.

     On April 7, 2000, Richard J. Williams resigned as a Director of the Company. Mr. Williams was a designee of Triumph Capital Group, Inc. pursuant to an agreement effective February 21, 1997 by and among the original shareholders of the Company. Triumph Capital Group, Inc. designated Mr. Fawcett to replace Mr. Williams as a Director of the Company for the unexpired portion of Mr. Williams' term as a Class II Director.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

     The Board of Directors has a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee and a Nominating Committee.

     The Compensation Committee consists of Messrs. Hershberg and Seid. In 1999, the Compensation Committee consisted of Messrs. Williams, Hershberg and Burrell. The Compensation Committee administers the Outsource International, Inc. Stock Option Plan (the "Stock Option Plan" or "Plan") including, among other things, determining the amount, exercise price and vesting schedule of stock options awarded under the Plan. The Compensation Committee also administers the Company's other compensation programs and performs such other duties as may from time to time be determined by the Board. The Compensation Committee has the authority to approve compensation and stock option awards for non-executive officers and recommends for approval by the Board of Directors compensation and stock option awards for executive officers. The Compensation Committee met four times during 1999.

     The Audit Committee consists of Messrs. Seid, Chimerine and Hershberg. In 1999, the Audit Committee consisted of Messrs. Seid, Hershberg and Francis. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, the scope of other services provided by the Company's independent accountants, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financing controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including the selection and retention of the Company's independent accountants. The Audit Committee met before each meeting of the Board of Directors during 1999.

     The Nominating Committee consists of Messrs. Meier, Hershberg and Seid. In 1999, the Nominating Committee consisted of Messrs. Williams, Hershberg and Burrell. The Nominating Committee reviews and makes recommendations to the Board of Directors concerning the qualifications and selection of Director nominee candidates to fill vacancies on the Board, including any candidates proposed by Shareholders. In recommending candidates, the Nominating Committee seeks individuals who possess broad training and experience in business, finance, law, government, technology, education or administration and considers factors such as personal attributes, geographic location and special expertise complementary to the background and experience of the Board as a whole. Shareholders who wish to suggest qualified candidates should write to the Secretary of the Company at 1690 South Congress Avenue, Suite 210, Delray Beach, Florida 33445 stating in detail the qualifications of such persons. The Nominating Committee met once in 1999.

     During 1999, the Board of Directors held 21 meetings (six regular board meetings, eight special meetings and seven conference calls). Each incumbent Director attended all of the meetings of the Board of Directors and scheduled meetings of the respective committees of which he is a member.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than ten percent (10%) of the Common Stock of the Company, to file, within specified monthly and annual due dates, reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and owners of more than ten percent (10%) of the Company's Common Stock are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. The Company is required to describe in this Proxy Statement whether it has knowledge that any person required to file such report may have failed to do so in a timely manner. To the Company's knowledge, all such filing requirements of the Company's Directors, officers and each beneficial owner of more than ten percent (10%) of the Common Stock were satisfied in full for 1999, except as described below.

     On February 4, 2000, Paul Burrell filed a Form 5 reporting transactions that were required to be reported before February 10, 1999, and on February 15, 2000, he filed an Amendment to Form 5 reporting transactions that were required to be reported before April 10, 1999.

     On February 8, 2000, Robert Lefcort filed a Form 5 reporting transactions that were required to be reported before February 10, 1999.

     On October 18, 1999, Carolyn Noonan filed a Form 3 that was due on October 11, 1999.

     On May 21, 1999, Jay Seid filed a Form 3 that was due on March 15, 1999.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Each non-employee Director of the Company receives a $1,000 quarterly retainer and a $1,500 fee for attendance in person at each meeting of the Board of Directors. Each non-employee Director of the Company receives a $500 fee for his attendance by telephone conference call at each meeting of the Board of Directors of the Company that does not exceed three hours in length and a $1,500 fee for his attendance by telephone conference call at each meeting of the Board of Directors of the Company that does exceed three hours in length. In addition, Directors receive $500 for attendance at committee meetings of the Board of Directors. Directors are also reimbursed for travel expenses.

     Pursuant to the Stock Option Plan, each non-employee Director, upon being elected as a Director, receives an option to purchase 9,818 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant (the "Initial Grant"). Effective on each of the first three anniversaries of the Initial Grant, if the non-employee Director owns approximately 3,270 shares of Common Stock on the anniversary dates, the Company shall automatically grant an option to such Director to purchase a like amount of shares at an exercise price equal to the fair market value on the date of grant.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended December 31, 1999, 1998 and 1997, to the Company's Chief Executive Officer and the four next highest paid executive officers of the Company whose annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers"):

                                                    ANNUAL COMPENSATION(1)          LONG-TERM COMPENSATION
                                             ------------------------------------   ----------------------
                                                                                          SECURITIES
                                                                                          UNDERLYING
NAME AND PRINCIPAL POSITION                  FISCAL YEAR   SALARY ($)   BONUS ($)      OPTIONS/SARS (#)
---------------------------                  -----------   ----------   ---------   ----------------------
Paul M. Burrell............................     1999        260,913          --             50,000
  President and Chief                           1998        259,615          --            102,500
  Executive Officer                             1997        259,038          --              8,746

Scott R. Francis(2)........................     1999        203,125          --             25,000
  Chief Financial Officer                       1998        134,615          --            110,000
                                                1997             --          --                 --

Robert A. Lefcort..........................     1999        154,596      16,154             20,000
  President-Synadyne                            1998        156,346          --             50,980
                                                1997        139,377          --                 --

William R. Britton(3)......................     1999        140,000      67,500                 --
  Vice President                                1998        138,182          --             13,000
                                                1997         42,900          --             16,250

Brian M. Nugent(4).........................     1999        151,375      16,154              5,000
  Vice President, Secretary                     1998        183,346          --             44,390
  and General Counsel                           1997        105,915          --             16,250

---------------

(1) Excludes any perquisites and other personal benefits received, the total value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such Named Executive Officer.
(2) Mr. Francis joined the Company in May 1998.
(3) Mr. Britton joined the Company in August 1997.
(4) Mr. Nugent joined the Company in March 1997.

OPTION GRANTS IN 1999

     The following table shows all grants during 1999 of stock options to the Named Executive Officers:

                                                                   INDIVIDUAL GRANTS
                                        ------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                                     PERCENT OF                              VALUE AT ASSUMED
                                                        TOTAL                                 ANNUAL RATES OF
                                          NUMBER       OPTIONS                                  STOCK PRICE
                                        OF SHARES    GRANTED TO    EXERCISE                  APPRECIATION FOR
                                        UNDERLYING    EMPLOYEES    OF BASE                    OPTION TERM(1)
                                         OPTIONS      IN FISCAL     PRICE     EXPIRATION   ---------------------
NAME                                     GRANTED        YEAR        ($/SH)       DATE       5% ($)      10% ($)
----                                    ----------   -----------   --------   ----------   ---------   ---------
Paul M. Burrell.......................    50,000        15.99%      $6.00       1/8/09      188,668     478,123
Scott R. Francis......................    25,000         8.00%      $4.125      3/5/09       64,855     164,355
Robert A. Lefcort.....................    10,000         3.20%      $6.00       1/8/09       37,734      95,625
                                          10,000         3.20%      $4.125      3/5/09       25,942      65,742
Brian M. Nugent.......................     5,000         1.60%      $4.125      3/5/09       12,971      32,871

---------------

(1) The potential realizable values are based upon assumed 5% and 10% annualized stock price growth rates and are not intended to forecast future price appreciation of the Company's Common Stock. Actual gains, if any, on stock option exercises will depend on the amount, if any, by which the fair market value exceeds the option exercise price on the date the option is exercised. There is no assurance that the amounts reflected in this table will be achieved.

     All options are issued at or above the market price of the Company's Common Stock on the Date of Grant.

OPTION EXERCISES AND PERIOD-END VALUES

     The following table provides information with respect to the number of unexercised options held by the Named Executive Officers at December 31, 1999 and the value of the unexercised "in the money" options held by each of the Named Executive Officers as of that date. None of the Named Executive Officers exercised any options to purchase Common Stock during the fiscal year ended December 31, 1999:

                                            NUMBER OF                    VALUE OF UNEXERCISED
                                  SHARES UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                  OPTIONS AT FISCAL YEAR-END (#)          FISCAL YEAR-END ($)
                                  ------------------------------   ---------------------------------
                                         EXERCISABLE(E)/                     EXERCISABLE/
NAME                                     UNEXERCISABLE(U)                    UNEXERCISABLE
----                              ------------------------------   ---------------------------------
Paul M. Burrell.................             112,213(E)                          $-0-(E)
                                              84,487(U)                          $-0-(U)

Robert A. Lefcort...............              15,355(E)                          $-0-(E)
                                              55,625(U)                          $-0-(U)

Scott R. Francis................              52,500(E)                          $-0-(E)
                                              82,500(U)                          $-0-(U)

Brian M. Nugent.................              20,639(E)                          $-0-(E)
                                              45,001(U)                          $-0-(U)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, Messrs. Burrell and Francis, both of whom were executive officers of the Company in 1999, participated in deliberations of the Board of Directors concerning executive officer compensation. For a description of certain transactions between the Company and its executive officers, Directors and principal Shareholders, see "Certain Transactions" below.

The following Report on Executive Compensation and the Performance Graph shall not be deemed filed with the Securities and Exchange Commission and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such items by reference into such a filing.

REPORT ON EXECUTIVE COMPENSATION

     During 1999, the Board of Directors took responsibility for setting and approving the salaries, bonuses and other compensation for the Company's executive officers, establishing compensation programs, and determining the amounts and conditions of all grants of awards under the Stock Option Plan. Garry E. Meier did not become a Director of the Company until March 2000 and, consequently, did not participate in executive compensation decisions of the Board of Directors in 1999.

     Compensation Objectives. The Board of Directors believes that the objectives of executive compensation are to attract, motivate and retain the highest quality executives, to align the interests of these executives with those of the Company's Shareholders and to motivate the Company's executives to increase shareholder value by improving corporate performance and profitability. To meet these objectives, the Board of Directors seeks to provide competitive salary levels and compensation incentives that attract and retain qualified executives, to recognize individual performances and achievements as well as performance of the Company relative to its peers, and to encourage ownership of the Company's Common Stock.

     Executive Salaries. Base salaries for executive officers are determined initially by the Board of Directors by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company. Salary adjustments are determined and normally made at twelve-month intervals.

     Annual Bonuses. Although the Company did not pay bonuses to executives in 1999 and 1998, it has historically paid bonuses to executives whom the Board of Directors determines have contributed materially to the Company's success. The bonuses are intended to enable the Company's executives to participate in the Company's success as well as to provide incentives for future performance. Bonus compensation has typically been determined as a percentage of the executive's salary based upon the pre-tax net income of the Company.

     Compensation of the Chief Executive Officer. The compensation of Paul Burrell, who served as President and Chief Executive Officer of the Company until February 14, 2000, was fixed pursuant to an employment agreement (see "Executive Employment Agreements"). The Board of Directors approved Mr. Burrell's total 1999 compensation by applying the principles outlined above in the same manner as they were applied to the other executives of the Company. In addition, the Board of Directors reviewed the compensation paid to chief executive officers of comparable companies and considered those compensation levels in determining Mr. Burrell's compensation.

     Stock Options. The Board of Directors may grant to certain employees of the Company long-term incentives consisting of non-qualified stock options and incentive stock options. During 1999, the Board of Directors approved grants of incentive stock options to the Named Executive Officers of the Company. See "Compensation -- Option Grants in 1999".

            BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

                                Richard J. Williams
                                David S. Hershberg
                                Paul M. Burrell

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements, respectively, with Mr. Burrell on February 21, 1997, Mr. Lefcort on March 3, 1997, Mr. Nugent on March 11, 1997 and Mr. Francis on April 8, 1998. The Board of Directors approved these employment agreements. Except as described below, these agreements generally contain the same terms and provide for a base salary, which is reviewed annually and may be increased by the Board of Directors or any committee designated by the Board of Directors to review such salary.

     The executive employment agreements may be terminated by either party at any time and continue in effect until terminated by either party in accordance with the terms thereof. In the event an executive officer resigns without "good reason" or is terminated for "cause," compensation under such employment agreement will end. In the event that the Company terminates an executive officer without cause or such officer resigns for good reason, the terminated officer will receive, among other things, severance compensation, including a multiple of the officer's annual base salary and bonus. In addition, all options and stock appreciation rights become immediately exercisable upon termination of employment and certain other unpaid awards made previously under any of the Company's compensation plans or programs immediately vest on the date of such termination.

     Severance provisions also apply if an executive officer is terminated within two years (three years in the case of Mr. Burrell) after the occurrence of a "change of control." A change of control includes: (i) the acquisition by an individual, group or entity of 15% or more of the then outstanding shares of capital stock or voting securities of the Company; (ii) incumbent members of the Board of Directors and individuals whose election to the Board of Directors was approved by a vote of the incumbent Directors cease to constitute a majority of the Board; (iii) a reorganization, merger or consolidation in which all holders of then outstanding shares of capital stock and voting securities immediately prior to such event do not, following such event, own 60% of the outstanding shares of capital stock or voting securities; (iv) a complete liquidation or dissolution of the Company; or (v) a sale of substantially all of the assets of the Company to an unaffiliated third party.

     In the event the Company terminates an executive officer for any reason within two years (three years in the case of Mr. Burrell) following the occurrence of a change in control, or during such two or three-year period an executive officer resigns for good reason, such executive officer shall be entitled to receive on the date of such termination an amount equal to, among other things, a multiple of such executive officer's base salary and target bonus under the Company's bonus program, as well as any other benefits to which any such executive would be entitled where termination was without cause or with good reason. In addition, the employment agreements contain confidentiality, noncompetition and nonsolicitation covenants during the period ending one year immediately following termination of the executive.

SEPARATION AGREEMENT AND RELEASE

     The Company entered into a Separation Agreement and Release with Mr. Burrell on February 21, 2000, Mr. Lefcort on April 6, 2000 and Mr. Nugent on April 21, 2000. These agreements were approved by the Board of Directors.

     Pursuant to the terms of the agreement with Mr. Burrell, Mr. Burrell resigned as President, Chief Executive Officer and Chairman of the Board of Directors of the Company and as an officer, director and/or manager of any affiliates of the Company. The Company agreed with Mr. Burrell that Mr. Burrell is entitled to total severance compensation of $750,000 under the relevant provisions of his employment agreement. The severance compensation will generally be paid in 48 equal bi-weekly installments. The parties agreed to amend Mr. Burrell's employment agreement to provide that Mr. Burrell shall have a right to exercise any stock option previously granted to him during the three year period beginning on February 21, 2000. Certain restrictions were placed on the amount of profit Mr. Burrell can realize on the exercise of the options and the sale of the underlying shares of Company Common Stock. The Company will continue to provide employee benefits to Mr. Burrell pursuant to the terms of his employment agreement.

     Pursuant to the terms of the agreement with Mr. Lefcort, Mr. Lefcort resigned as President of the Company's Synadyne division. The Company agreed with Mr. Lefcort that Mr. Lefcort is entitled to total severance compensation of $395,286 under the relevant provisions of his employment agreement. The severance compensation will generally be paid in equal bi-weekly installments of $7,601.64. The Company also agreed to pay Mr. Lefcort a retention bonus in the amount of $80,000 on April 15, 2000. The Company agreed to provide an interest-free loan to Mr. Lefcort in the amount of $200,000 on June 1, 2000. Mr. Lefcort agreed to repay the loan in equal bi-weekly installments and to repay the remaining balance of the loan on or before June 1, 2002. The parties agreed to amend Mr. Lefcort's employment agreement to provide that Mr. Lefcort shall have a right to exercise any stock option previously granted to him during the three year period beginning on April 6, 2000. The Company has agreed to forgive two loans totaling $27,000 plus accrued interest owed to the Company by Mr. Lefcort. The Company will continue to provide employee benefits to Mr. Lefcort pursuant to the terms of his employment agreement.

     Pursuant to the terms of the agreement with Mr. Nugent, Mr. Nugent resigned as Vice President, General Counsel and Secretary of the Company and any affiliates of the Company. The Company agreed with Mr. Nugent that Mr. Nugent is entitled to total severance compensation of $229,500 under the relevant provisions of his employment agreement. The severance compensation will generally be paid in equal bi-weekly installments of $12,736.11. The parties agreed to amend Mr. Nugent's employment agreement to provide that Mr. Nugent shall have a right to exercise any stock option previously granted to him during the two year period beginning on April 21, 2000. Certain restrictions were placed on the amount of profit Mr. Nugent can realize on the exercise of the options and the sale of the underlying shares of Company Common Stock. The Company will continue to provide employee benefits to Mr. Nugent pursuant to the terms of his employment agreement.

                              CERTAIN TRANSACTIONS

SENIOR NOTES AND WARRANTS

     On February 21, 1997, in connection with the issuance of senior subordinated promissory notes (the "Senior Notes") in the principal amounts of $14,000,000 and $11,000,000 to Triumph Capital Group, Inc. ("Triumph") and Bachow & Associates, Inc. ("Bachow") (collectively, the "Senior Note Holders"), the Company issued 786,517 warrants to the Senior Note Holders and placed 573,787 warrants in escrow, pending release to either the original shareholders of the Company on such date (the "Existing Shareholders") or the Senior Note Holders, based upon the achievement by the Company of certain specified performance criteria. Of the 573,787 warrants, 180,891 warrants were released from escrow and distributed to the Existing Shareholders in April 1997. The balance of the warrants, totaling 392,896, are available to be released from escrow and distributed to the Senior Note Holders. The warrants are exercisable at an exercise price of $.015 per share and expire on February 20, 2002.

     Mr. Fawcett, a Director of the Company, serves as a Managing Director of Triumph and Mr. Seid, a Director of the Company, serves as a Managing Director of Bachow. Mr. Fawcett recently replaced Richard J. Williams on the Board of Directors following Mr. Williams' resignations from the Board of Directors of the Company and as a Managing Director of Triumph.

FRANCHISE PURCHASES AND TERMINATIONS

     In February 1998, the Company purchased the franchise rights of LM Investors, Inc., an entity owned by Messrs. Matthew Schubert, the son of Lawrence H. Schubert, and Louis J. Morelli, the son of the late Louis A. Morelli. The purchase consisted of four flexible staffing locations in the Chicago, Illinois area, which offices were converted into Company-owned locations. The total purchase price of $6.9 million was paid $5.0 million paid in cash at closing, the issuance of a note for $1.7 million bearing interest at 7.25% per annum and payable quarterly over three years, with the remaining $0.2 million of purchase price consisting of the Company's assumption of approximately $0.1 million of the seller's liabilities under certain employment contracts and the Company's agreement to reduce by approximately $0.1 million the seller's obligation to the Company in connection with the termination of the existing franchise agreements with the Company. In connection with this purchase, the Company granted to Louis J. Morelli the exclusive option to purchase franchise rights in five specifically identified geographic areas. These options expire at various times from 12 to 42 months after the February 1998 acquisition date. Effective February 1, 1999, the note was renegotiated so that the remaining principal balance of the note, totaling $1.3 million, would bear interest at 8.5% per annum and would be payable in monthly installments totaling $0.3 million in the first year and $0.6 million in the second year, plus a $0.4 million payment at the end of the two year term.

     Effective August 31, 1998, the Company entered into a franchise buyout agreement with Temp Aid, Inc., an entity substantially owned by Matthew Schubert and Louis J. Morelli. This early termination of the franchise relationship with Temp Aid, Inc. and the payment terms negotiated by the parties, comprising an initial payment at closing of $587,000 and monthly payments over two years based on a percentage of gross revenues generated by the business of the former franchisee, are generally consistent with the terms of previous buyout agreements between the Company and unrelated third parties. In addition to the termination amount of $587,000, the Company accrued approximately $702,000 in franchise royalties and post-termination payments during 1998, of which $0.1 million was due and owing as of December 31, 1998. Effective March 31, 1999, Temp-Aid, Inc. paid the Company $275,000 in consideration of the elimination of the last five months of post-termination payments.

LEGAL FEES

     Louis J. Morelli, Esq. received legal fees for services rendered to the Company during 1999 of approximately $24,100.

REAL ESTATE

     A portion of a warehouse and a staffing office location occupied by the Company are leased from TMT Properties, Inc., a company controlled by Paul Burrell, the Company's former Chairman, President, and Chief Executive Officer. The warehouse lease, which is on a month-to-month basis, and the staffing office lease, which expires in February 2002, each have rental obligations of approximately $2,000 per month.

                               STOCK PERFORMANCE

     The following performance graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the NASDAQ Index and the NASDAQ Non-Financial Index. The cumulative total return for each of the periods shown in the performance graph is measured assuming an initial investment of $100 on October 24, 1997. No dividends have been paid on the Company's Common Stock.

                COMPARISON OF 26 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG OUTSOURCE INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ NON-FINANCIAL INDEX

                                    (Graph)

                                                OUTSOURCE INTERNATIONAL,       NASDAQ STOCK MARKET
                                                          INC.                       (U.S.)               NASDAQ NON-FINANCIAL
                                                ------------------------       -------------------        --------------------
10/24/97                                                   100                         100                         100
12/97                                                       81                          94                          90
12/98                                                       33                         132                         133
12/99                                                       13                         238                         255

---------------
* $100 invested on 10/24/97 in stock or on 9/30/97 including reinvestment of dividends. Fiscal year ending December 31.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Existing Shareholders of the Company have deposited 4,003,266 shares of Common Stock in a Voting Trust, of which Messrs. Meier and Seid are the Trustees. The Voting Trust terminates in February 2007. Pursuant to its terms, the Trustees have sole and exclusive right to vote the shares of Common Stock deposited in the Voting Trust. The shares of Common Stock deposited into the Voting Trust constitute approximately 46.2% of the issued and outstanding shares of Common Stock. Accordingly, the Trustees will retain sufficient voting power to control the election of the Board of Directors for the foreseeable future.

     Effective February 21, 1997, the Existing Shareholders agreed for a period of ten years to vote in favor of a Board of Directors comprised of three persons (the "Management Directors") designated by the Chief Executive Officer of the Company (the current designees are Messrs. Meier, Burrell and Francis), one person (the "Investor Directors") selected by each of Triumph and Bachow (the current designees are Messrs. Fawcett and Seid) and two directors selected by the Management Directors and the Investor Directors (the current designees are Mr. Hershberg and Dr. Chimerine). Pursuant to agreement, Triumph and Bachow have the right to designate up to two additional members of the Board of Directors. Although there will be three vacancies on the Company's Board of Directors due to the expiration of the term of the three Class III Directors, the Nominating Committee is only nominating two persons, Messrs. Meier and Chimerine, to fill such vacancies. The third seat will remain vacant at this time. The Nominating Committee will continue to identify and evaluate candidates to fill the third vacancy.

     On October 22, 1997, the Company amended its Articles of Incorporation to classify the Board of Directors into three equal classes. The Board of Directors is currently comprised of six members, two of which are nominees for reelection for a three-year term expiring at the 2003 Annual Meeting of Shareholders. In the election, the two persons who receive the highest number of votes actually cast will be elected. No proxy may be voted for the election of more than two Directors. Information with regard to each of the nominees is set forth below. The proxies named in the proxy card intend to vote for the election of the nominees unless otherwise instructed. If a holder does not wish his or her shares to be voted for a particular nominee, the holder must identify the exception in the appropriate space provided on the proxy card, in which event the shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR
                             DIRECTOR LISTED BELOW.

NAME                                                          AGE   POSITION  DIRECTOR SINCE
----                                                          ---   --------  --------------
Garry E. Meier..............................................  47    Director  March 2000
Dr. Lawrence Chimerine......................................  59    Director  November 1998

     GARRY E. MEIER has been Chairman of the Board, President and Chief Executive Officer of the Company since March 2000. Previously, Mr. Meier served in various capacities with Medaphis Physicians Services Corporation, Technology Service Solutions, and Automated Information, Inc., with his most recent position being President/Interim CEO with Global Integrity, an e-Commerce security company located in Reston, Virginia that provides technology staffing augmentation. He is a Director of Personalogy.Com, a private company located in Colorado Springs, Colorado. Since March 2000, Mr. Meier is a member of the Nominating Committee.

     DR. LAWRENCE CHIMERINE has been a Director of the Company since November 1998. Dr. Chimerine has been the managing director and chief economist of the Economic Strategy Institute in Washington, DC since September 1993, and serves as a senior economic advisor to the WEFA Group and as president of Radnor International Consulting Services. Dr. Chimerine also serves as a director of Bank United, Eastbrokers International and Sanchez Computer Associates. Dr. Chimerine is a member of the Audit Committee.

              PROPOSAL NO. 2: RATIFICATION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Deloitte & Touche LLP to serve as the Company's principal independent certified public accountants for 2000. In the event the appointment of Deloitte & Touche LLP for 2000 is ratified, it is expected that Deloitte & Touche LLP will also audit the books and accounts of certain of the Company's subsidiaries at the close of their current fiscal years. Although the Board is not required to do so, it is submitting its selection of the Company's independent certified public accountants for ratification at the Annual Meeting in order to ascertain the views of its Shareholders. The Board will not be bound by the vote of the Shareholders; however, if the selection is not ratified, the Board would reconsider its selection. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if such person desires to do so, and to respond to appropriate questions.

     The proposal to ratify the appointment of Deloitte & Touche LLP will be approved by the Shareholders if it receives the affirmative vote of a majority of the votes cast by Shareholders entitled to vote on the proposal. If a proxy card is specifically marked as abstaining from voting on the proposal, the shares represented thereby will be counted as having been voted AGAINST the proposal. A broker non-vote as to this proposal will not be counted as having been voted for or against the proposal. Unless otherwise instructed, the persons named on the proxy card intend to vote shares as to which a proxy is received in favor of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, Shareholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next Annual Meeting of Shareholders by submitting such proposals to the Company in a timely manner. In order to be so included for the 2001 Annual Meeting, Shareholder proposals must be received by the Company no later than December 28, 2000 and must otherwise comply with the requirements of Rule 14a-8.

     If a Shareholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the annual meeting, and the proposal is received by the Company on or before March 14, 2001, the Company will provide information in the proxy statement relating to that annual meeting as to the nature of the proposal and how persons named in the proxy solicited by the Company's Board of Directors intend to exercise their discretion to vote on the proposal.

EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for use at the Annual Meeting will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but regular employees of the Company may solicit proxies personally or by telephone.

OTHER INFORMATION

     The Company's Annual Report on Form 10-K for fiscal year 1999 and all subsequent Quarterly Reports on Form 10-Q filed before the date of the Annual Meeting are incorporated by reference in this Proxy Statement. The Company will provide to any Shareholder, upon written request and without charge, a copy (without exhibits) of all information incorporated by reference in this proxy statement. Requests should be addressed to Investor Relations, Outsource International, Inc., 1690 South Congress Avenue, Suite 210, Delray Beach, Florida 33445.

Deerfield Beach, Florida
April 26, 2000

                                     PROXY

                         OUTSOURCE INTERNATIONAL, INC.

                     PROXY SOLICITED BY BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 18, 2000


         The undersigned shareholder hereby appoints Joseph C. Wasch, Carolyn
H. Noonan and Jon H. Peterson or any of them, attorneys and proxies for the undersigned with power of substitution in each to act for and to vote, as designated on the reverse side, with the same force and effect as the undersigned, all shares of Outsource International, Inc. Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders to be held at the Boca Raton Marriott Hotel, 5150 Town Center Circle, Boca Raton, Florida at 10:00 a.m. on Thursday, May 18, 2000 and at any adjournments thereof.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL GRANT AUTHORITY TO THE PROXY HOLDERS TO VOTE ON BEHALF OF THE UNDERSIGNED SHAREHOLDER AND WILL BE VOTED "FOR" THE OTHER PROPOSALS.

         IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE PROXY HOLDERS' BEST JUDGMENT AS TO ANY OTHER MATTER.


SEE REVERSE                                                          SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE

         PLEASE MARK
[X]      VOTES AS IN
         THIS EXAMPLE.




1.       ELECTION OF DIRECTORS:
Nominees:   Garry E. Meier and Lawrence Chimerine

                     FOR          WITHHELD
                     [ ]             [ ]



                                                     FOR     AGAINST     ABSTAIN

2.       RATIFY DELOITTE & TOUCHE LLP                [ ]       [ ]         [ ]
         AS INDEPENDENT AUDITORS
         FOR FISCAL YEAR 2001.


[ ]                                 MARK HERE IF YOU PLAN TO ATTEND
    -----------------------         THE MEETING.                           [ ]
    For all nominees except
    as noted above


                                    MARK HERE FOR ADDRESS CHANGE AND
                                    NOTE AT LEFT.                          [ ]

                                    IMPORTANT: Please mark, date and sign
                                    exactly as your name appears hereon, joint owners should each sign. If the signer is a corporation, please sign in full corporate name by a duly authorized officer. Executors, administrators, trustees, etc., should give full title as such.


Signature:                     Date:
          --------------------      ---------




Signature:                     Date:
          --------------------      ---------